Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-255089) and S-8 (No. 333-255124) of Addex Therapeutics Ltd of our report dated April 24, 2020 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers SA

Geneva, Switzerland
March 10, 2022